Exhibit 10.16

SECOND AMENDMENT
TO THE
WEINGARTEN REALTY INVESTORS RETIREMENT BENEFIT RESTORATION PLAN

WHEREAS, Weingarten Realty Investors (the “Sponsor”) adopted the Weingarten Realty Investors Retirement Benefit Restoration Plan (the “Plan”) on September 1, 2002;

WHEREAS, the Sponsor subsequently amended the Plan on November 3, 2003;

WHEREAS, the Sponsor desires to add a definition for “Retirement Age” under the Plan; and,

WHEREAS, the Sponsor desires to amend the allocation of “Employer Credits” under the Plan.

NOW, THEREFORE, the Sponsor amends the Plan as follows:

Effective January 1, 2003, Article I, Section 1.17 is amended by the addition of the following sentence:

“Retirement Age” shall mean the latest of the attainment of age 65, the completion of five (5) years of participation in the Plan, or the Participant’s attained age.

Effective January 1, 2003, Article III, Section 3.1 of the Plan is amended as underscored to read as follows:

3.1
Employer Credits. The Employer shall credit to the Account of each Participant an amount each year designed to provide the Participant a benefit equal to the additional retirement benefit he or she would have received under the Pension Plan if such benefit were determined under the Pension Plan’s Defined Benefit Formula in effect December 31, 2001, but applying the definition of “Earnings” contained herein. The amount credited each Plan Year to the Account of a Participant shall be calculated as an actuarially determined level percentage of the participant’s projected Earnings that amortizes the unfunded present value of the Restoration Benefit described below over the period remaining until the Participant attains Retirement Age. The Restoration Benefit shall be equal to the excess of:

(i)
the projected retirement benefit to which the Participant would have been entitled at Retirement Age if such benefit were calculated under the Pension Plan’s Defined Benefit Formula in effect December 31, 2001, but applying the definition of “Earnings” contained herein; over

(ii)	the projected retirement benefit payable to the Participant at Retirement Age under the Pension Plan’s Cash Balance Formula in effect April 1, 2002.

IN WITNESS WHEREOF, the Sponsor has executed this instrument this 22 day of October, 2004.

Weingarten Realty Investors

By:  /s/ Stephen Richter
                        Title:  Sr. VP, CFO